Exhibit 99.1
    NEWS RELEASE

For more information, contact:
Allen Muhich
Chief Financial Officer
503-615-1616
allen.muhich@radisys.com

RADISYS REPORTS SECOND QUARTER FINANCIAL RESULTS

HILLSBORO, OR - August 5, 2014 - Radisys Corporation (NASDAQ: RSYS), a market leader providing wireless infrastructure solutions for telecom, aerospace and defense applications, announced second quarter 2014 revenues of $50.0 million and a GAAP net loss of $8.2 million or $0.23 per diluted share. Second quarter non-GAAP net loss was $2.5 million or $0.07 per diluted share.

Commenting on second quarter financial and business highlights, Brian Bronson, Radisys President and Chief Executive Officer, stated, “Our second quarter financial results were in-line with the expectations set back in May as we continue to take the necessary steps to return to second half 2014 profitability while at the same time continuing to invest strategically to enable long-term profitable growth.

•	Revenue increased sequentially by approximately 14% with improvement in Software-Solutions revenue of nearly 33%.

◦	Deferred revenue was up over 14% sequentially due primarily to early Media Resource Function (MRF) product shipments into our new target markets.

•
We were awarded our first new business with our yet to be announced next generation platforms products. One of these awards was with a large North American carrier while another was with a leading equipment provider.

•
We now have 25+ MRF trials in support of global Voice over LTE (VoLTE) deployments with both our MPX-12000 system and our virtualized software-only MRF (MPX-OS). These trials continue to progress well with certain customers preparing for network deployment in 2014.

◦	During the quarter, we won another meaningful MRF design win where our partner will be deploying our WebRTC video transcoding capabilities as part of their VoLTE solution.

•	Non-GAAP R&D and SG&A expense of $16.1 million was at its lowest level in eight years reflecting our continuing progress in restructuring the business.

•
Our contract manufacturing transition, which is expected to result in approximately $6 million in annual cost of goods sold savings or approximately 3 gross margin points, remains on track for completion by the end of the third quarter of 2014.

•
Inventory decreased by over $4.0 million sequentially to $19.8 million, its lowest level in nearly four years, reflecting our efforts to optimize working capital. We expect to further reduce inventory during the second half of 2014.

•
Cash and cash equivalents were $34.6 million at the end of the second quarter. During the quarter, we reduced outstanding debt under our Silicon Valley Bank line of credit by $5.0 million. Second quarter cash consumption excluding changes in debt was $2.7 million and included cash restructuring payments of $1.3 million.”

Third Quarter and 2014 Outlook

•	Third quarter revenue is expected between $48 million and $54 million with Software-Solutions revenue expected to increase sequentially by 10% to 15%.

•	Non-GAAP gross margin in the third quarter is expected between 33% and 35% of sales and non-GAAP R&D and SG&A expenses are expected to approximate $16 million.

•	Third quarter non-GAAP earnings are expected to range from a net loss of ($0.03) to a profit of $0.09 per share and cash generation is expected to be approximately $2 million.

◦
Third quarter profit and cash generation is highly dependent upon the receipt of cash from a large strategic carrier. The due date for this cash is late in our third quarter and if received following September 30, 2014 would result in fourth quarter revenue and profit recognition.

•	2014 revenue is expected between $190 million and $200 million.

◦	MRF revenue in support of Voice over LTE applications is expected to increase from about $1 million in 2013 to approximately $8 million in 2014.

•
Non-GAAP gross margins are expected to exit 2014 in the mid to high-30’s due to expected growth in high margin Software-Solutions revenue combined with the completed contract manufacturing transition which is expected to add approximately three gross margin points when complete in the fall of 2014.

•
Overall 2014 non-GAAP EPS is expected to approximate a $0.10 loss implying an annualized fourth quarter exit rate of approximately $0.30. The fourth quarter 2014 exit-rate may not be indicative of our 2015 profitability as we continue to evaluate investment levels required to meet next generation product deliverables.

Mr. Bronson continued, “Over the last 18 to 24 months, we have made significant strategic progress in our core areas of focus and have significantly improved the operational execution of the company. At the same time, we have simplified and dramatically reduced our cost structure by nearly 40%. These actions have put us in a position to be profitable and cash flow positive in the second half of this year. Optimizing our cost structure while also ensuring we adequately invest in next generation products is extremely challenging and I’m very proud of the entire Radisys team for their commitment to get us to this point. Given the strategic progress we continue to make with our next generation products, we believe it is in our shareholder’s best interest to at least maintain, if not grow current operating expenses, so as to ensure we capitalize on the significant opportunities in front of us.”

Conference Call and Webcast Information

Radisys will host a conference call on Tuesday, August 5, 2014 at 5:00 p.m. ET to discuss its second quarter 2014 results and financial outlook.

To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 76227833.  The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on Tuesday, August 19, 2014. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 76227833.  A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, financial outlook and expectations for the third quarter and fiscal year 2014, fiscal 2015 and statements related to expense savings or reductions, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company's dependence on certain customers and high degree of customer concentration, (b) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (c) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (d) matters affecting the embedded system industry, including changes in industry standards, changes in customer requirements and new product introductions, (e) actions by regulatory authorities or other third parties, (f) cash generation, (g) changes in tariff and trade policies and other risks associated with foreign operations, (h) fluctuations in currency exchange rates, (i) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (j) the Company's ability to successfully manage the transition from 10G to 40G ATCA product technologies, and (k) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2013, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of August 5, 2014. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, and (d) non-cash income tax expense. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys (NASDAQ: RSYS) is a market leader enabling wireless infrastructure solutions for telecom, aerospace, and defense applications. Radisys' market-leading ATCA, MRF (Media Resource Function), COM Express, and Network Appliance platforms coupled with Trillium Software and services enable customers to bring high-value products and services to market faster with lower investment and risk.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues	$49,964	$65,438	$93,763	$133,616
Cost of sales:
Cost of sales	35,902	43,756	66,499	90,062
Amortization of purchased technology	2,055	2,218	4,109	4,435
Gross margin	12,007	19,464	23,155	39,119
Operating expenses:
Research and development	8,408	12,020	16,827	23,555
Selling, general and administrative	8,953	9,527	18,549	20,623
Intangible assets amortization	1,260	1,304	2,557	2,608
Restructuring and other charges, net	815	(114)	2,115	1,156
Loss from operations	(7,429)	(3,273)	(16,893)	(8,823)
Interest expense	(345)	(281)	(632)	(613)
Other income, net	157	226	336	373
Loss before income tax expense	(7,617)	(3,328)	(17,189)	(9,063)
Income tax expense	594	784	1,456	1,606
Net loss	$(8,211)	$(4,112)	$(18,645)	$(10,669)

Net loss per share:
Basic	$(0.23)	$(0.14)	$(0.57)	$(0.37)
Diluted	$(0.23)	$(0.14)	$(0.57)	$(0.37)
Weighted average shares outstanding
Basic	36,096	28,669	32,980	28,570
Diluted	36,096	28,669	32,980	28,570

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$34,606	$25,482
Accounts receivable, net	42,091	41,359
Inventories and inventory deposit, net	19,776	25,409
Other current assets	17,664	8,443
Total current assets	114,137	100,693
Property and equipment, net	12,346	14,854
Intangible assets, net	49,844	56,510
Other assets, net	3,816	4,128
Total assets	$180,143	$176,185

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$34,736	$35,081
Deferred revenue	12,503	8,167
Other accrued liabilities	15,126	15,525
Line of credit	10,000	15,000
Convertible senior notes	18,000	—
Total current liabilities	90,365	73,773
Convertible senior notes	—	18,000
Other long-term liabilities	3,197	3,276
Total liabilities	93,562	95,049
Shareholders' equity:
Common stock	332,690	309,370
Accumulated deficit	(247,735)	(229,090)
Accumulated other comprehensive income	1,626	856
Total shareholders’ equity	86,581	81,136
Total liabilities and shareholders’ equity	$180,143	$176,185

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(8,211)	$(4,112)	$(18,645)	$(10,669)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	5,091	5,582	10,336	11,106
Stock-based compensation expense	1,460	1,023	2,581	2,122
Write-off of purchased computer software	—	(200)	—	2,868
Net gain from sale of software assets	—	43	—	(1,532)
Other	796	(320)	3,570	145
Changes in operating assets and liabilities:
Accounts receivable	(4,466)	5,341	(565)	6,671
Inventories	3,953	(1,288)	4,338	3,093
Other receivables	(5,389)	(1,707)	(7,096)	(164)
Accounts payable	2,393	(730)	(320)	(4,961)
Deferred revenue	1,545	(968)	4,336	(2,743)
Other operating assets and liabilities	710	1,519	(3,857)	(836)
Net cash (used in) provided by operating activities	(2,118)	4,183	(5,322)	5,100
Cash flows from investing activities:
Capital expenditures	(599)	(1,679)	(1,277)	(3,378)
Proceeds from sale of software assets	—	(98)	—	1,082
Net cash used in investing activities	(599)	(1,777)	(1,277)	(2,296)
Cash flows from financing activities:
Borrowings (payments) on line of credit	(5,000)	—	(5,000)	15,000
Repayment of convertible senior notes	—	—	—	(16,919)
Proceeds from issuance of common stock	140	199	21,020	418
Other financing activities, net	(66)	(395)	(301)	(413)
Net cash provided by (used in) financing activities	(4,926)	(196)	15,719	(1,914)
Effect of exchange rate changes on cash and cash equivalents	(15)	(32)	4	(146)
Net increase (decrease) in cash and cash equivalents	(7,658)	2,178	9,124	744
Cash and cash equivalents, beginning of period	42,264	31,748	25,482	33,182
Cash and cash equivalents, end of period	$34,606	$33,926	$34,606	$33,926

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2014		2013		2014		2013
North America	$19,604	39.3%	$30,512	46.6%	$36,434	38.9%	$57,214	42.8%
Asia Pacific	15,600	31.2	19,432	29.7	33,095	35.3	45,954	34.4
Europe, the Middle East and Africa	14,760	29.5	15,494	23.7	24,234	25.8	30,448	22.8
Total	$49,964	100.0%	$65,438	100.0%	$93,763	100.0%	$133,616	100.0%

REVENUES BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2014		2013		2014		2013
ATCA Platforms	$22,966	46.0%	$31,722	48.5%	$46,158	49.2%	$66,540	49.8%
Software-Solutions	10,400	20.8	12,612	19.3	18,241	19.5	24,261	18.1
COM Express and Rackmount Server	13,456	26.9	14,218	21.7	23,917	25.5	28,845	21.6
Other Products	3,142	6.3	6,886	10.5	5,447	5.8	13,970	10.5
Total Revenues	$49,964	100.0%	$65,438	100.0%	$93,763	100.0%	$133,616	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Six Months Ended
	June 30				June 30
	2014		2013		2014		2013
GROSS MARGIN:
GAAP gross margin	$12,007	24.0%	$19,464	29.7%	$23,155	24.7%	$39,119	29.3%
(a) Amortization of acquired intangible assets	2,055		2,218		4,109		4,435
(b) Stock-based compensation	151		111		282		241
(c) Restructuring and other charges, net	—		—		—		—
Non-GAAP gross margin	$14,213	28.4%	$21,793	33.3%	$27,546	29.4%	$43,795	32.8%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$8,408	16.8%	$12,020	18.4%	$16,827	17.9%	$23,555	17.6%
(b) Stock-based compensation	324		234		553		483
Non-GAAP research and development	$8,084	16.2%	$11,786	18.0%	$16,274	17.4%	$23,072	17.3%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$8,953	17.9%	$9,527	14.6%	$18,549	19.8%	$20,623	15.4%
(b) Stock-based compensation	985		678		1,746		1,398
Non-GAAP selling, general and administrative	$7,968	15.9%	$8,849	13.5%	$16,803	17.9%	$19,225	14.4%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(7,429)	(14.9)%	$(3,273)	(5.0)%	$(16,893)	(18.0)%	$(8,823)	(6.6)%
(a) Amortization of acquired intangible assets	3,315		3,522		6,666		7,043
(b) Stock-based compensation	1,460		1,023		2,581		2,122
(c) Restructuring and acquisition-related charges, net	815		(114)		2,115		1,156
Non-GAAP income (loss) from operations	$(1,839)	(3.7)%	$1,158	1.8%	$(5,531)	(5.9)%	$1,498	1.1%

NET INCOME (LOSS):
GAAP net loss	$(8,211)	(16.4)%	$(4,112)	(6.3)%	$(18,645)	(19.9)%	$(10,669)	(8.0)%
(a) Amortization of acquired intangible assets	3,315		3,522		6,666		7,043
(b) Stock-based compensation	1,460		1,023		2,581		2,122
(c) Restructuring and acquisition-related charges, net	815		(114)		2,115		1,156
(d) Income taxes	119		440		596		973
Non-GAAP net income (loss)	$(2,502)	(5.0)%	$759	1.2%	$(6,687)	(7.1)%	$625	0.5%

GAAP weighted average diluted shares	36,096		28,669		32,980		28,570
Escrow shares	—		—		—		30
Dilutive equity awards included in
non-GAAP earnings per share	—		729		—		715
Non-GAAP weighted average diluted shares	36,096		29,398		32,980		29,315
GAAP net loss per share (diluted)	$(0.23)		$(0.14)		$(0.57)		$(0.37)
Non-GAAP adjustments detailed above	0.16		0.17		0.37		0.39
Non-GAAP net income (loss) per share (diluted)	$(0.07)		$0.03		$(0.20)		$0.02

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended		Twelve Months Ended
	September 30, 2014		December 31, 2014
	Low End	High End	Mid Point
GAAP net loss	$(6.5)	$(2.3)	$(26.3)
(a) Amortization of acquired intangible assets	3.4	3.4	13.4
(b) Stock-based compensation	1.6	1.6	5.9
(c) Restructuring and acquisition-related charges, net	0.3	0.3	2.7
(d) Income taxes	0.2	0.3	0.9
Total adjustments	5.5	5.6	22.9
Non-GAAP net income (loss)	$(1.0)	$3.3	$(3.4)

GAAP weighted average shares	37,000	37,000	35,000
Non-GAAP adjustments	—	1,000	—
Non-GAAP weighted average shares (diluted) (I)	37,000	38,000	35,000

GAAP net loss per share	$(0.18)	$(0.06)	$(0.76)
Non-GAAP adjustments detailed above	0.15	0.15	0.66
Non-GAAP net income (loss) per share (diluted) (I)	$(0.03)	$0.09	$(0.10)

(I)	For all periods presented guidance for the diluted earnings per share calculation excludes the effects of the shares underlying our convertible senior notes as the inclusion would be anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
September 30, 2014
GAAP	29.5%
(a) Amortization of acquired intangible assets	4.2
(b) Stock-based compensation	0.3
Non-GAAP	34.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
September 30, 2014
GAAP	$17.4
(b) Stock-based compensation	(1.4)
Non-GAAP	$16.0

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.